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                                                                    EXHIBIT 23.5





                         CONSENT OF ERNST & YOUNG LLP




We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 16, 1996, related to the consolidated financial statements of Health Risk Management, Inc. in the Registration Statement (Form S-3 No. 33-00000) and related Prospectus of HealthPlan Services Corporation for the registration of 1,561,067 shares of its common stock.


                                        ERNST & YOUNG LLP


Minneapolis, Minnesota
November 8, 1996